Form of Opinion and Consent of Counsel

____________, 2002
Board of Trustees Capstone Social Ethics and Religious Values Fund 5847 San Felipe, Suite 4100 Houston, TX 77057

Re: Capstone Social Ethics and Religious Values Fund

Dear Ladies and Gentlemen:

We have acted as counsel to Capstone Social Ethics and Religious Values Fund, a Massachusetts business trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance by the Trust of shares of beneficial interest of SERV Large Cap Equity Fund, a series of the Trust ("Shares"), in connection with the acquisition by SERV Large Cap Equity Fund of the assets of Christian Stewardship Large Cap Equity Index Fund, a series of Capstone Christian Values Fund, Inc.. The Shares were registered under the Securities Act of 1933, as amended, ("Securities Act") on a Form N-14 Registration Statement that was made effective by U.S. Securities and Exchange Commission on _________, 2002 (the "Registration Statement").

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records, including representations made to us by an officer of the Trust, as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents and records examined by us, and the correctness of all statements of fact contained in those documents and of all such representations made to us.

On the basis of the foregoing, it is our opinion that the Shares registered under the Securities Act by the Registration Statement, when issued in accordance with the terms described in the Registration Statement and the Agreement and Plan of Reorganization dated August 9, 2002, referenced therein, will be duly and validly issued and outstanding, fully paid and non-assessable by the Trust.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,